As filed with the Securities and Exchange Commission on March 31, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORRID HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	84-3517567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18501 East San Jose Avenue City of Industry, California	91748
(Address of Principal Executive Offices)	(Zip Code)

Torrid Holdings Inc. 2021 Long-Term Incentive Plan
(Full title of the plan)

Lisa Harper
Chief Executive Officer
Torrid Holdings Inc.
18501 East San Jose Avenue
City of Industry, California 91748
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Eric A. Koontz
Troutman Pepper Locke LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Torrid Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 8,276,081 shares (the “Additional Shares”) of Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Torrid Holdings Inc. 2021 Long-Term Incentive Plan (the “LTIP”). The Company previously registered a total of 10,687,500 shares of the Common Stock for issuance pursuant to the LTIP through a Registration Statement on Form S-8 filed with the SEC on July 6, 2021 (File No. 333-257738). The Additional Shares represent additional shares not previously registered that were automatically added to the shares authorized for issuance pursuant to the LTIP on January 1 of each calendar since 2021, pursuant to the “evergreen” provision of the LTIP.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the SEC on July 6, 2021 (File No. 333-257738) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2026, which included audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 31, 2026; and

(b)The description of the Registrant’s Common Stock contained in a registration statement on Form 8-A filed with the SEC on June 30, 2021 (File No. 001-40571) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2023, filed with the SEC on March 28, 2023.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 or any related Item 9.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Filing Date	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Torrid Holdings Inc., dated July 6, 2021.	8-K	7/6/2021	3.1
4.2	Amended and Restated Bylaws of Torrid Holdings Inc.	10-K	3/28/2023	3.2
4.3	Torrid Holdings Inc. 2021 Long-Term Incentive Plan.	10-K	3/31/2026	10.8
4.4	Form of Restricted Stock Agreement.	S-1/A	6/23/2021	10.18
4.5	Form of Restricted Stock Unit Agreement.	S-1/A	6/23/2021	10.19
4.6	Form of Nonqualified Stock Option Agreement.	S-1/A	6/23/2021	10.20
5.1*	Opinion of Troutman Pepper Locke LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Troutman Pepper Locke LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
107*	Filing Fee Table.

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Industry, California, on March 31, 2026.

TORRID HOLDINGS INC.

By:	/s/ LISA HARPER
Name: Lisa Harper
Title: Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lisa Harper, Paula Dempsey and Bridgett Zeterberg as their true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LISA HARPER	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2026
Lisa Harper

/s/ PAULA DEMPSEY	Chief Financial Officer (Principal Financial Officer)	March 31, 2026
Paula Dempsey

/s/ CHINWE ABAELU	SVP, Chief Accounting Officer (Principal Accounting Officer)	March 31, 2026
Chinwe Abaelu

/s/ STEFAN L. KALUZNY	Director	March 31, 2026
Stefan L. Kaluzny

/s/ DARY KOPELIOFF	Director	March 31, 2026
Dary Kopelioff

/s/ THEO KILLION	Director	March 31, 2026
Theo Killion

/s/ VALERIA RICO NIKOLOV	Director	March 31, 2026
Valeria Rico Nikolov

/s/ MICHAEL SHAFFER	Director	March 31, 2026
Michael Shaffer